Election of Trustees Allianz Variable Insurance Products Fund of
Funds Trust (FOF Trust)

To elect nine nominees as Trustees of the FOF Trust to serve until a successor is elected and qualified or until such Trustee dies, resigns, retires, or is removed for election as provided in the governing documents of the FOF Trust. The nominees are Peter R. Burnim, Robert DeChellis, Peggy L. Ettestad, Roger Gelfenbien, Jeffrey Kletti, Claire R. Leonardi, Dickson W. Lewis, Peter W. McClean, and Arthur C. Reeds III.

Peter R.Burnim
Votes
For 216,652,901.012

Against 8,392,821.658
Abstain 0
Percentage of votes entitled to be cast

For 96.271%

Against 3.729%

Abstain 0.000%

Robert DeChellis
For 216,635,332.549
Against 8,410,390.121

Abstain 0
Percentage of votes entitled to be cast
For 96.263%

Against 3.737%

Abstain 0.000%


Peggy L. Ettestad
For 217,146,463.152
Against 7,899,259.518

Abstain 0
Percentage of votes entitled to be cast

For 96.490%
Against 3.510%

Abstain 0.000%

Roger Gelfenbien

Votes
For 216,212,644.774
Against 8,833,077.896

Abstain 0.000%
Percentage of votes entitled to be cast

For 96.075%

Against 3.925%

Abstain 0.000%


Jeffrey Kletti
For 216,917,378.889
Against 8,128,343.781

Abstain 0
Percentage of votes entitled to be cast

For 96.388%

Against 3.612%

Abstain 0.000%


Claire L. Leonardi
For 217,358,496.376
Against 7,687,226.294

Abstain 0
Percentage of votes entitled to be cast

For 96.584%

Against 3.416%

Abstain 0.000%


Dickson W.Lewis

Votes
For 217,111,402.008
Against 7,934,320.662

Abstain 0
Percentage of votes entitled to be cast

For 96.474%

Against 3.526%

Abstain 0.000%


Peter W. McClean

Votes
For 216,233,516.015
Against 8,812,206.655

Abstain 0
Percentage of votes entitled to be cast

For 96.084%

Against 3.916%

Abstaion 0.000%

Arthur C.Reeds

Votes
For 216,499,514.547
Against 8,546,208.123

Abstain 0
Percentage of votes entitled to be cast

For 96.202%
Against 3.798%

Abstain 0.000%


Ratification of Independent Registered Public Accountants Proposal FOF Trust

To ratify the appointment of KPMG LLP (KPMG) as independent registered public accountants for FOF Trust for fiscal year ending December 31, 2009.

KPMG
Votes
For 212,714,124.593
Against 4,565,145.807

Abstain 7,766,452.269

Percentage of votes entitled to be cast

For 94.520%

Against 2.029%

Abstain 3.451%